Exhibit 99.1

April 13, 2011

LFBG – Direct Marketing Expansion

To our Shareholders:

We are on the cusp of launching what could be one of the largest ministry efforts ever to reach our youth with the Gospel in history. With each church Pastor’s support, we are close to launching a free game giveaway utilizing our new downloadable game technology which protects our games through the use of database checking activation codes. Before rolling this campaign out to the churches, we are offering first to our investors here.

https://www.leftbehindgames.com/investorgiveaway/

After downloading the game of your choice, for yourself or a loved one, please feel free to send any feedback to us using the Contact Us form; Reason for Contact: Investor Only.

It is our expectation that millions of games will be downloaded, resulting in the expansion of our direct-marketing channel for our 9 game releases for the 2011 Christmas selling season.

Respectfully and with kindest regards,

Troy A. Lyndon
Chairman & Chief Executive Officer
Left Behind Games Inc.
(LB Games®, Inspired Media Entertainment, Cloud 9 Games® & MyPraize®)

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995: This letter contains forward-looking statements which express the current beliefs and expectations of Left Behind Games' management. Such statements are subject to a number of known and unknown risks and uncertainties that could cause Left Behind Games' future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section of previous annual reports, which are on file with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.